CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Trustees and Shareholders of J.P. Morgan Global 50 Fund, J.P. Morgan Tax Aware U.S. Equity Fund, J.P. Morgan Institutional Tax Aware Disciplined Equity Fund, J.P. Morgan Institutional Tax Aware U.S. Equity Fund, J.P. Morgan Global Healthcare Fund, J.P. Morgan Global Technology and Telecommunications Fund, J.P. Morgan Enhanced Income Fund, J.P. Morgan Tax Aware Enhanced Income Fund and J.P. Morgan Institutional Tax Aware Enhanced Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement for J.P. Morgan Global 50 Fund, J.P. Morgan Tax Aware U.S. Equity Fund, J.P. Morgan Institutional Tax Aware Disciplined Equity Fund, J.P. Morgan Institutional Tax Aware U.S. Equity Fund, J.P. Morgan Global Healthcare Fund, J.P. Morgan Tax Aware Enhanced Income Fund and J.P. Morgan Institutional Tax Aware Enhanced Income Fund and to the reference to us under the heading "Independent Accountants" in such Registration Statement for J.P. Morgan Global Technology and Telecommunications Fund and J.P. Morgan Enhanced Income Fund.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 28, 2001